Power of Attorney KNOW ALL PERSONS BY THESE PRESENTS that the undersigned National Director of Woodmen of the World Life Insurance Society (“WoodmenLife”), a fraternal benefit society organized under tha laws of the state of Nebraska, the depositor of WoodmenLife Variable Annuity Account, does hereby appoint Patrick L. Dees, Denise M. McCauley, and Jon R. Aerni, and each of them severally, the undersigned’s true and lawful attorney-in-fact, with power of substitution for the undersigned and in the undersigned’s name, place and stead, to execute and file any instrument or document to be filed as part of or in any way related to the Registration Statement and any all amendments thereto, filed by WoodmenLife under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with the registration of the Woodmenlife Variable Annuity contracts (File No. 333-101231), issued through the WoodmneLife Variable Annuity Account, and to have full power and authority to do or cause to be done in the undersigned’s name, place and stead each and every act and thing necessary or appropriate to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others. The duration of such powers shall not be affected by the lapse of time, and all such powers shall remain in effect until express revocation by WoodmenLife, the execution of these same powers to any other individual, or expiration by operation of law. IN WITNESS WHEREOF, the undersigned has hereunto set his hand this the day of February 11, 2021.Cathryn B. Mobely Cathryn B. Mobely, National Director WoodmenLife of the World Life Insurance Society State of Virginia ) ) SS Country of Prince Edward) Acknowledgment Before m, the undersigned notary public, in and for the country and state above named, on this day February 11, 2021, appeared Cathryn B. Mobely, Know by me personally, and known personally by me to be the exact person so identified, who having been first placed upon his oath, did swear or affirm that his signature to the above Power of Attorney was his voluntary act and deed. Donna M. Morris # 318085 My commission expires: May 31,2022